UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

State Investors Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	27-5301129
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1041 Veterans Boulevard
Metairie, Louisiana	70005
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-172659
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.                 Description of Registrant's Securities to be Registered.

See “Description of Capital Stock” in the Prospectus included in the registration statement on Form S-1 of State Investors Bancorp, Inc. (File No. 333-172659) which is hereby incorporated by reference.

Item 2.                 Exhibits.

No.	Description
2.1	Plan of Conversion(1)
3.1	Articles of Incorporation of State Investors Bancorp, Inc.(1)
3.2	Bylaws of State Investors Bancorp, Inc.(1)
4.0	Stock Certificate of State Investors Bancorp, Inc.
____________________

(1)
Previously filed with the Securities and Exchange Commission as exhibits to the registration statement on Form S-1 of State Investors Bancorp, Inc. (File No. 333-172659).  Such exhibits are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STATE INVESTORS BANCORP, INC.

Date: June 29, 2011	By:	/s/ Anthony S. Sciortino
Anthony S. Sciortino
President and Chief Executive Officer

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